Confidential Treatment Requested

Exhibit 10.9

EMPLOYMENT AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of this 2nd day of June 2002, by and between NovoCure Ltd. of Topaz Building, Sha’ar Ha’carmel, Matam, P.O.B 15022, Haifa, (the “Company”), and Eilon Kirson of XXXXX (the “Employee”).

WHEREAS the Company desires to employ the Employee on a full-time basis during the period of this Agreement as a Head of Biomedical Engineering in accordance with the terms and conditions of this Agreement, and the Employee wishes to be so employed;

NOW THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound, the parties hereto hereby declare and agree as follows:

1.	Term

This Agreement and the Employee’s employment thereunder shall be in effect as of the date hereof and until terminated in accordance with Section 8 below.

2.	Employment

2.1	The Employee shall report to the VP R&D of the Company.

2.2	The Employee agrees to devote Employee’s full time and professional attention to the business and affairs of the Company and to the performance of Employee’s duties hereunder, and will carry out Employee’s job faithfully and devotedly, in accordance with the objectives of the Company, as they are defined by the VP R&D of the Company.

2.3	Employee acknowledges and agrees that Employee’s position with the Company is one that requires a special measure of personal trust as defined under the Work and Rest Hours Law, 5711-1951, and therefore, the provisions of such law shall not apply to the Employee.

2.4	The Employee shall notify the Company immediately of every matter or transaction in which Employee has a significant personal interest and\or which might create a conflict of interest with Employee’s position in the Company.

3.	Place of Employment

The Employee’s regular place of employment shall be in Israel, and will include travel and periods of stay abroad according to the requirements of the work to be performed for the Company as determined by the VP R&D of the Company.

Confidential Treatment Requested

4.	Remuneration

4.1	The Company shall pay the Employee during the term of this Agreement a monthly gross salary of NIS 25,000 for a full-time work during the term of the Agreement as defined in Section 8 below (the “Salary”).

4.2	The Salary shall be paid within the first seven (7) days of each month, for the preceding month, during the term of the Employee’s employment hereunder.

4.3	Any and all taxes and liabilities applicable from time to time in connection with the Salary, the Employee Benefits as described below and/or any other payment which the Employee is entitled to under this Agreement, will be borne by the Employee solely and the Company shall be entitled to make any mandatory deduction.

5.	Benefits

In addition to the Salary, Employee shall be entitled to the following benefits payable with respect to the Salary during Employee’s employment by the Company (collectively, the “Employee Benefits”):

5.1	Managers Insurance.

5.1.1	During the term of the employment hereunder, the Company and the Employee will obtain and maintain Managers Insurance (Bituach Menahalim) Policy (the “Policy”) for the benefit of the Employee in the customary form. The Company shall pay, on a monthly basis, premiums on the Policy in an amount equal to 13 1/3% of the Salary, and an additional amount of up to 2.5% of the Salary in respect of disability cover. The Employee shall pay, on a monthly basis, an amount equal to 5% of the Salary as premium on the Policy, such amount shall be deducted by the Company from the Salary and transferred to the insurance company.

5.1.2	The Employee agrees and acknowledges that payments by the Company under this Section shall be in lieu of the Company’s statutory obligation to pay severance pay, in accordance with Section 14 of the Severance Pay Law, 5723-1963 (the “Law”) and the approval of the Minister of Labor and Welfare, published on the Official Publications Gazette No. 4659, on June 30, 1998, as amended and published in the Official Publications Gazette No. 4803 on September 19, 1999.

5.1.3

The Company hereby waives any right to receive any amount paid by the Company on account of the Policy, except: (i) in the event Employee’s right to severance pay has been deprived under a verdict according to

Confidential Treatment Requested

Section 17 of the Law and to the extent so deprived, or (ii) in case Employee draws upon the Policy other than for an “Entitlement Event” (“Eruah Mezake” as defined in Exhibit A), in such cases (i) and (ii) those portions of the Policy constituting the Company’s 13 1/3% contributions will be refunded to the Company.

5.2	Advanced Study Fund

The Company shall pay to an advanced study fund on Employee’s name an amount equal to 7.5% of the Salary, but not exceeding the highest deductible and/or credible amount for tax purposes, and 2.5% of the Salary shall be deducted by the Company from the Salary and transferred to the fund.

5.3	Vacation

The Employee shall be entitled to an annual leave of 20 days in accordance to the provisions of the applicable laws, such leave to be taken with adequate regard to the needs of the Company. Annual leave may be accumulated and/or redeemed as provided under the law.

5.4	Automobile

The Company shall make available to the Employee, during the term of his employment hereunder, an automobile according to Company’s policy, and shall bear all fixed and current expenses related to such automobile (but not parking fines and other traffic violations). The automobile may be purchased or leased by the Company, at its sole discretion and according to the Company’s policy.

Upon termination of the Employee’s employment with the Company for any reason whatsoever, the Employee shall forthwith return the automobile with the keys and all licenses and other documentation related with the automobile to the Company within 3 (three) days. The Employee shall not have any lien right in the automobile or in any document or property related thereto.

6.	Expenses Reimbursement

The Employee shall be entitled to receive reimbursement for actual business expenses arising out of travel, lodging, meals and entertainment in connection with the performance of duties hereunder, provided Employee submits proper documentation and that such business expenses have been approved in advance by the Company.

7.	Share Option Plan

The Employee shall be entitled to participate in the Company’s (or Company’s parent at the Company’s sole discretion) share option plan, to be properly authorized and approved in the future, under the terms and conditions of an option agreement to be executed between the parties in this respect.

Confidential Treatment Requested

8.	Termination

8.1	At any time after the date of this Agreement, either the Company or the Employee may terminate this Agreement on at such advance notice as required under the applicable law, and in any event not less than 30 days advanced notice, provided however that if Company shall terminate this Agreement as a result of the liquidation, dissolution or winding up of the Company, it shall not be required to give Employee such prior notice which is longer that as required under the applicable law (the “Notice Period”).

8.2	The Company shall have the right, in its discretion, to ask the Employee to cease working at the premises of the Company or to continue to work during all or part of the Notice Period. Employee will cooperate with the Company to ensure an orderly transfer of responsibilities.

8.3	This Agreement shall terminate upon the death or disability of the Employee.

8.4	The Company may terminate this Agreement without any prior notice only in the event that Employee’s right to severance pay has been deprived according to Sections 16 or 17 of the Law.

9.	Confidentiality and Proprietary Information

9.1	During the term of this Agreement and thereafter the Employee shall preserve the confidentiality of all information relating to the business and activities of the Company, including all information relating to its technology, intellectual property, products, suppliers and clients, development and marketing plans, business strategy and business model, any other information of similar kind, and shall not reveal any such information to a third party of any kind, or use it in any way out of the Company, or transmit to third parties any information of a confidential nature that Employee may have been given, without the consent of the Company. The foregoing shall not apply to information, which can be proven that is: (i) generally available to the public, other than in violation of this Section 9.1, (ii) was already known to Employee prior to the disclosure thereto by the Company; or (iii) was rightfully received by the Employee prior to the execution hereof from a third party without restriction on disclosure and without a breach of any confidentiality obligation running directly or indirectly to the Company; (iv) was approved for release by a written authorization by the Company.

9.2	All proprietary information including but not limited to trade secrets and know-how, patents and other rights in connection therewith developed by or with

Confidential Treatment Requested

contribution of the Employee’s efforts during the term of this Agreement shall be the sole property of the Company or any other entity as the Company shall instruct at its sole discretion, and the Employee shall execute all documents necessary to accordingly assign any patents and otherwise transfer such proprietary rights to the Company or as the Company shall instruct.

10.	No Detrimental Activity

10.1	Employee agrees that during the term of this Agreement he will not, for Employee’s own account or as an employee, officer, director, partner, venture partner, shareholder, investor, consultant or otherwise (except as an investor in a corporation whose stock is publicly traded and in which Employee holds less than 5% of the outstanding shares) be interested in or engage in any Devoted Activity anywhere in the world, other than for the exclusive benefit of the Company.

For the purpose hereof, “Devoted Activity” shall mean the development, production, sales and/or marketing of tools to stop proliferation and/or destroy living cells and microorganisms by means of alternating electric fields.

10.2	Employee agrees that during the term of this Agreement and for a period of 12 months thereafter (the “Restricted Period”), Employee shall not solicit any of the Company’s employees or consultants to leave the Company and shall not employ or offer employment to any of the Company’s employees or consultants.

10.3	Employee agrees that during the Restricted Period, Employee shall not solicit any of the Company’s clients to any business association for any Devoted Activity, and shall not enter into or offer to enter into any business association with them for any Devoted Activity, other than for the exclusive benefit of the Company.

10.4	Employee acknowledges that the restrictions set under this Section 10 are fair and reasonable, and are essential for protection of the Company’s business, the Company’s proprietary rights and other legitimate interests of the Company, in view of the nature of the business in which the Company is engaged and its innovative course. Employee further acknowledges that the above restrictions are customarily complied with by persons situated in a similar position, correspond with fair dealing requirements and are adequate in light of the Employee’s usage of the Company resources during Employee’s employment hereunder. In addition, such restrictions are fully compensated for by the Salary, Employee Benefits and options granted hereunder, and are not likely to have a material adverse affect upon Employee’s professional position and promotion opportunities during the Restricted Period.

10.5

Notwithstanding anything contained herein, if any restriction under this Section 10 should be held by a court of competent jurisdiction to be unenforceable under applicable law to its fullest scope, then the restrictions

Confidential Treatment Requested

hereunder shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the restrictions, as determined by such court of competent jurisdiction.

11.	Conclusive Agreement

11.1	This Agreement is personal and the terms and conditions of the employment shall be conclusively as set forth herein, and the provisions of any collective agreement, collective arrangement or other custom of any kind shall not apply.

11.2	This Agreement is the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior understandings, agreements and discussions between them, oral or written, and is intended, to the greatest extent consistent with and permitted by applicable law, to override any statutory provisions related to the employment of the Employee by the Company.

12.	Absence of Impediment

The Employee represents and warrants to the Company that (i) the execution and delivery of this Agreement and the fulfillment of the terms hereof (a) will not constitute a default under or breach of any agreement or other instrument to which Employee is a party or by which Employee is bound, including without limitation, any confidentiality or non-competition agreement, and (b) do not require the consent of any person or entity, and (ii) Employee shall not utilize during the term of this Agreement any proprietary information of any third party, including prior employers of the Employee.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year set forth above.

/s/ Asaf Danziger	/s/ Eilon Kirson
NovoCure Ltd.	Eilon Kirson

Confidential Treatment Requested

Non-Disclosure and Confidentiality Agreement

The undersigned shall be engaged by NovoCure Ltd. (the “Company”) as an employee of the Company in the position of BioMedical Manager (the “Services”). The undersigned understands that its engagement in the Services is subject to the following terms and conditions:

1.	DEFINITIONS. For the purposes of this Undertaking, the following terms shall have the following meanings:

1.1	“Invention” includes, but is not limited to, all discoveries, improvements, processes, developments, designs, know-how, data, computer programs and formulae, whether patentable or unpatentable, including, without limitation, results of trials, computer software, source code, algorithms and interface design.

1.2	“Technology” means computer programs, clinical, technical, engineering, manufacturing information and know how produced or/and developed and/or used in connection with the Services, plans and designs for plans, project plans, processes, specifications, process design, skills, methods and other proprietary information relating to the Services.

1.3	“Derivative Products” means any computer program, software, hardware appliances developed or otherwise acquired which are modifications of, enhancement to, be used with, derived from or based upon the Technology.

1.4	“Documentation” means all manuals, user documentation, working paper, computer instruction, magnetic disk or other media written pertaining to the Technology or otherwise to the business of the Company.

2.	NON-DISCLOSURE AND RESTRICTIONS ON USE OF THE INFORMATION

2.1	Non-disclosure. The undersigned hereby agrees that he shall keep secret and confidential any and all information disclosed by the Company or otherwise relating to the Company, the Services, or any Invention, Technology, Documentation or Derivative Products or otherwise to the Business of the Company, including but not limited to price lists, customers lists, costs analyses, reports, surveys and market information and data and shall not, without the prior written consent of the Company, disclose such confidential information (hereinafter, the “Confidential Information”) to a third party in any manner whatsoever, in whole or in part;

2.2	Restriction on Use. The undersigned agrees that he shall not, without the prior written consent of the Company, use, directly or indirectly, Confidential Information disclosed by or otherwise relating to the Company or the Services for any purpose.

Confidential Treatment Requested

2.3	Return of Information. Upon the occurrence of either (i) written request of the Company or (ii) the termination of the Services, the undersigned shall return the Confidential Information, and any copies thereof.

3.	OWNERSHIP RIGHTS

3.1	The undersigned agrees to communicate to the Company as promptly and fully as practicable any Invention conceived or reduced to practice by the undersigned at any time relating to or arising out of the Services. The undersigned undertakes and warrants that any such Invention, and any Technology, Derivative Products and Documentation, and all right, title, and interest therein, including copyrights, patents, patent applications and any other intellectual property, in and to the Technology, Derivative Products and Documentation produced or provided by the undersigned alone or in combination with the undersigned’s employees or any third party, shall be the sole property of the Company (or its designees).

3.2	The undersigned agrees that, any contribution by him or his employees, if any, to the creation of any Invention, including all copyright interest therein, shall be considered works made for hire by the undersigned for the Company and that Invention shall, upon its creation, be owned exclusively by the Company (or its designees). To the extent that any such Invention may not be considered works made for hire for the Company under any applicable law, the undersigned agrees to permanently assign and, upon its creation, automatically assigns to the Company (or its designees), the ownership of such Invention, including copyright interests and any other intellectual property therein, for no further consideration. The undersigned shall be responsible to secure similar undertakings from its employees, if any.

4.	NON-COMPETITIVE USES

The undersigned shall not be involved alone or with others, during the term of the Services, including as a shareholder (except for holding less than 5% interest in a publicly traded entity), director, employee, agent, consultant, partner, supplier, distributor, or otherwise, in any business which is in competition in the business of the Company.

5.	APPLICABLE LAW

This Undertaking shall be governed and construed in accordance with the laws of Israel.

IN WITNESS WHEREHOF, the undersigned has executed this Non-Disclosure Undertaking as of the day and year first above written.

Eilon Kirson	Date

/s/ Eilon Kirson	13.6.02